Exhibit 99.1

EVA Live Launches NeuroServe, Its Next-Generation AI Online Advertising Platform

Los Angeles, CA — February 3, 2026 (GLOBE NEWSWIRE) — EVA Live, Inc. (Nasdaq: GOAI), an AI-driven digital advertising company, announces the official launch of NeuroServe, its next-generation online advertising platform built to help advertisers improve performance, reduce inefficiencies in A/B testing and manual errors , and scale campaigns more efficiently using artificial real-time learning intelligence. This equates to a higher rate of return for marketing budgets.

NeuroServe has been in development for more than two years and was BETA tested with online advertisers and lead generators in 2025. The platform was built from the ground up to operate at enterprise scale and improve advertising performance without the complexity and delays of traditional campaign management.

Using real-time AI learning, NeuroServe continuously analyzes how users interact with ads and automatically adjusts delivery and targeting as campaigns run. This approach replaces slow, manual optimization with instant decision-making, reducing human error, accelerating campaign performance, and redefining traditional digital marketing workflows.

Key benefits of NeuroServe include:

●	Real-time AI-driven optimization across campaigns

●	Higher-quality traffic and lead generation

●	Improved return on ad spend with reduced waste

●	Automated optimization without manual testing

●	Built to support high-volume advertising at scale

The platform was stress-tested with select agencies and lead-generation partners to validate performance, stability, and scalability under real-world traffic conditions.

According to industry research from Grand View Research, the global online advertising market is estimated at approximately $500 billion in 2025 and is projected to grow to more than $1.3 trillion by the early 2030s, driven by e-commerce growth, mobile adoption, and increased use of AI-driven advertising technologies.

NeuroServe is positioned to become EVA Live’s core revenue-generating product. Based on early demand, platform scalability, and market opportunity, management expects NeuroServe to represent a growing share of EVA Live’s overall revenue and to become the Company’s leading product by sales by the end of 2026, subject to market conditions and execution.

NeuroServe is now available to online businesses, and live demonstrations can be requested through EVA Live’s website at eva.live/nueroserve. The Company has expanded its engineering, product, and go-to-market teams with experienced industry professionals to support platform scalability.

About EVA Live, Inc.

EVA Live, Inc. is an AI technology-driven media and digital solutions company focused on delivering innovative solutions, scalable growth, and long-term shareholder value.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Media Inquiries:

Javan Khazali

Phone: 310-229-5981

Email: info@eva.live